Exhibit 99.6

Edgewater Technology, Inc.

2012 Annual Meeting

Report of Matters Voted Upon by Stockholders

1.	The 2012 Annual Meeting of Stockholders of Edgewater Technology, Inc. (the “Company) was held at the Sheraton Colonial Boston North Hotel & Conference Center, One Audubon Road, Wakefield, Massachusetts, on June 6, 2012 commencing at 10:00 a.m. pursuant to notice properly given (the “Annual Meeting”).

2.	At the close of business on April 16, 2012, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 11,347,518 shares of common stock, $0.01 par value. Each of the outstanding shares was entitled to one vote on the matters to come before the Annual Meeting.

3.	At the Annual Meeting 9,900,645, or 87%, of the Company’s issued and outstanding shares of common stock were represented in person or by proxy, constituting a quorum.

4.	At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his or her name, constituting a plurality of the votes cast, and was duly elected as a director of the Company.

	Number of	Number of Votes	Broker
Nominee	Votes “FOR”	“WITHHELD”	Non-Votes
Shirley Singleton	7,100,747	383,082	2,416,816
Paul E. Flynn	6,801,502	682,327	2,416,816
Paul Guzzi	7,101,600	382,229	2,416,816
Nancy L. Leaming	6,795,710	688,119	2,416,816
Michael Loeb	7,101,781	382,048	2,416,816
Daniel O’Connell	6,801,002	682,827	2,416,816
Wayne Wilson	6,802,551	681,278	2,416,816

5.	The following table states the tally of the votes cast to approve the proposed Edgewater Technology, Inc. 2012 Omnibus Incentive Plan.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes
4,354,876	3,126,373	2,579	2,416,816

6.	The following table states the tally of the votes cast to approve (on a non-binding, advisory basis) the Company’s named executive officer compensation.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes
4,718,716	360,436	2,404,677	2,416,816

7.	The following table states the tally of the votes cast to ratify the appointment of BDO USA, LLP as Edgewater’s independent registered public accountants for the fiscal year ending December 31, 2012.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes
9,888,745	3,052	8,848	0